AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________, 2001.
                                             REGISTRATION STATEMENT NO._________


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                               AMENDMENT NO. 5 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                TASTY FRIES, INC.
                 (Name of Small Business Issuer in its Charter)

         NEVADA                         2000                   65-0259052
(State of Incorporation)    (Primary Standard Industrial     (IRS Employer
                             Classification Code Number)     Identification No.)

                          650 SENTRY PARKWAY, SUITE ONE
                          BLUE BELL, PENNSYLVANIA 19422
                                 (610) 941-2109
          (Address and telephone number of principal executive offices and principal place of business)

             EDWARD C. KELLY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                TASTY FRIES, INC.
                          650 SENTRY PARKWAY, SUITE ONE
                          BLUE BELL, PENNSYLVANIA 19422
                                 (610) 941-2109
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              MICHAEL BECKMAN, ESQ.
                         BECKMAN, MILLMAN & SANDERS, LLP
                                 116 JOHN STREET
                            NEW YORK, NEW YORK 10038
                                 (212) 406-4700
                              (212) 406-3750 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act of 1933, as amended (the "Act"), check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ---------------

                                        CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                PROPOSED
                                                                 MAXIMUM         PROPOSED
                                                                OFFERING         AGGREGATE         AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE         PRICE PER        OFFERING        REGISTRATION
           TO BE REGISTERED                REGISTERED(1)        SECURITY         PRICE(1)             FEE
--------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value .........        6,470,000          $.35           $2,275,000           $601(2)
--------------------------------------------------------------------------------------------------------------
Total ................................                                                               $601
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)  Fees previously paid.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall therefore become effective in accordance with Section 8 (a) of the Act or until this registration statement shall become effective on such date as the commission, acting pursuant to section 8 (a) may determine.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XVI of the Company's Articles of Incorporation, as amended, provides that no director or officer shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of
Section 78.300 of the Nevada General Corporation Law ("NGCL"). The provisions hereof shall not apply to or have any effect on the liability of any officer or director of the Company for or with respect to any acts or omissions of such person occurring prior to such amendment on July 29, 1991.

     The NGCL provide for indemnification where a person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in right of a corporation), by reason of fact he is or was a Director, Officer, employee or agent of a corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Lack of good faith is not presumed from settlement or nolo contendere plea. Indemnification of expenses (including attorneys' fees) allowed in derivative actions except in the case of misconduct in performance of duty to the corporation unless the Court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). Determination that the person to be indemnified met applicable standards of conduct, if not made by the Court, is made by the Board of Directors by majority vote of a quorum consisting of the Directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The Corporation may purchase indemnity insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. (TO BE AMENDED)


     SEC Filing Fee .......................................  $   601
     NASD Filing Fee* .....................................      700
     Transfer Agent Fee* ..................................      750
     Printing Costs (including stock certificates)* .......   28,349
     Legal fees and expenses* .............................   50,000
     Accounting fees and expenses* ........................   20,000
     Blue Sky fees and expenses* ..........................        0
                                                            --------
         TOTAL                                              $140,400
                                                            ========
----------

* Indicates expenses that have been estimated for the purpose of this filing.



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following securities were sold by the Company within the past three (3) years and prior to the date of filing of this registration statement. There were no underwriting discounts or commissions paid in connection with the issuance of any of these securities except as indicated below. No officers or directors of the Company received any commissions.

                              1997 STOCK ISSUANCES

                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
Samuel Balan               43,750 Restricted             n/a        Litigation Settlement               3/20/97

L. Eric Whetstone          25,000 Restricted             n/a        Consulting Services                  4/1/97

UFH Endowment Ltd          7% Note Convertible          87,500      $350,000                            5/29/97
                           into 711,078 Shares

Austo Anstalt Schann       7% Note Convertible into     87,500      $350,000                            5/29/97
                           719,351 Shares

Colbo/UFT                  7% Note Convertible into     75,000      $300,000                            5/29/97
                           696,422 Shares

Mordechai Book             5,000 Restricted             10,500      Consulting Services                 6/24/97

Rose Marie Fox             47,500 Restricted           106,500      Consulting Services                 6/24/97

Andreas Tobler             47,500 Restricted            30,000      Consulting Services                 6/24/97

Joseph Gallagher           133,333 Restricted            n/a        $100,000                            9/30/97


In October 1997 the following 9 persons acquired 629,826 Shares for the aggregate sum of $277,000

Jack Lonsdale              18,375 Restricted             n/a                                            10/1/97

Carolyn Hallinan           55,125 Restricted             n/a                                            10/1/97

Albert Proambo             110,607 Restricted            n/a                                            10/1/97

Harry Schmidt              78,750 Restricted             n/a                                            10/1/97

Jurgen Wolf                75,000 Restricted             n/a                                            10/3/97

Leonard Klarich            45,000 Restricted             n/a                                            10/7/97

Eric Cohen                 153,219 Restricted            n/a                                            10/9/97

Bradley Whittamore         18,750 Restricted             n/a                                            10/9/97

Carlinde, Inc.             75,000 Restricted             n/a                                           10/22/97

Richard Michael            30,000 Restricted             n/a        Litigation Settlement              10/23/97

Kurt Ziemer                3,750 Restricted              n/a                                           11/17/97

Ellis Enterprises Ltd.                                  60,000      Consulting Services                 11/5/97



                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
Libra Finance, S.A.                                    400,000      Consulting Services                 11/5/97

Talbia B. Invests. Ltd                                  60,000      Consulting Services                 11/5/97

Anthony Cataldo            250,000 Restricted            n/a        Canceled                            12/3/97



     "In connection with the 1997 stock issuances, commissions in the amount of $205,000 were paid and 100,000 shares and 147,000 warrants issued."


                              1998 STOCK ISSUANCES


                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
Steven Rizzo               2,500 Restricted              n/a        $5,000                              1/29/98

David Hiznay               1,500 Restricted              n/a        $3,000                              1/29/98

Ray Kuzava                 2,000 Restricted              n/a        $4,000                              1/29/98

John Schneider             2,500 Restricted              n/a        $5,000                              1/29/98

Janet Kurtz                1,500 Restricted              n/a        $3,000                              1/29/98

Virginia Fasnacht          1,500 Restricted              n/a        $3,000                              1/29/98

Thomas Diehl               1,500 Restricted              n/a        $3,000                              1/29/98

Mark Diehl                 1,500 Restricted              n/a        $3,000                              1/29/98

Stephen Macherny           1,500 Restricted              n/a        $3,000                              1/29/98

Kurt Ziemer                20,000 Restricted             n/a        $40,000                             1/29/98

Richard Ziemer             5,000 Restricted              n/a        $10,000                             1/29/98

Richard Machenry           1,500 Restricted              n/a        $3,000                              1/29/98

Austost Anstalt Schaan     6% Note Convertible into      n/a        $500,000                             2/6/98
                           1,242,499 Shares

Pancontinental             6% Note Convertible into    105,000      $300,000                             2/6/98
Investments Ltd            791,666 Shares

International Indexed      6% Note Convertible into      n/a        $75,000                              2/6/98
Savings Portfolio Ltd      211,153 Shares

David Morgensteren         6% Note Convertible into      n/a        $75,000                              2/6/98
                           211,153 Shares

Balmore Funds SA           6% Note Convertible into      n/a        $500,000                             2/6/98
                           1,242,499 Shares

Guilherme Duque            6% Note Convertible into      n/a        $150,000                             2/6/98
                           406,899

Mark Lavi                  350,000 Restricted            n/a        Consulting Services                 2/12/98

L. Eric Whetstone          112,500 Restricted            n/a        Consulting Services                 2/12/98

Lancaster Investment Corp. 3,000,000 Restricted      1,500,000      $1,050,000/Received                  4/3/98
                                                                    $450,000 Owed

L. Eric Whetstone          150,000 Restricted            n/a        Consulting Services                 4/16/98

Gainey Resources           250,000 Restricted          100,000      Reacquisition of Distributorship    4/16/98

Pacific Blue Productions   250,000 Restricted            n/a        Canceled                            8/21/98

Magnum Ltd                 250,000 Restricted            n/a        Canceled                            10/8/98

James Zellner              175,000 Restricted            n/a        $70,000                            10/28/98

Kurt Ziemer                88,889 Restricted            44,444      $30,000                            11/19/98

David Gebhard              25,000 Restricted             n/a        $10,000                            12/22/98

John Schantz               47,618 Restricted            59,524      $20,000                            12/22/98

John Schantz               71,429 Restricted             n/a        $50,000                            12/22/98


     "In connection with the 1998 stock issuances, commissions in the amount of $307,500 were paid."

                              1999 STOCK ISSUANCES


                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
John Schantz               34,482 Restricted            10,000      $10,000                             1/20/99

Charles Whetstone          200,000 Restricted            n/a        $50,000                             1/26/99

F.A.T.S., Inc.             150,000 Restricted            n/a        Canceled                             2/4/99

David Rights               1,000,000 Restricted          n/a        $200,000                             3/2/99

E. Benjamin Nelson         300,000 Restricted            n/a        Consulting Services                 3/25/99

Frederick Saunders         500,000 Restricted          300,000      $200,000                            4/28/99

Kurt Ziemer                8,889 Restricted              n/a        Prior Financing                     4/21/99

John Schantz               11,905 Restricted             n/a        Prior Financing                     5/21/99

Nitris Co.                 100,000 Restricted            n/a        Canceled                             7/6/99

Alan Rabinowitz(1)         200,000 Restricted            n/a        Reacquisition of Distributorship     7/6/99

Eli Gertner(2)             200,000 Restricted            n/a        Reacquisition of Distributorship     7/6/99

California Food & Vending  250,000 Restricted            n/a        Settlement of CF&V                  7/27/99

John Schantz               15,000 Restricted           100,000      Services                            7/29/99

David Rights               1,000,000 Restricted          n/a        $200,000                            7/30/99

McGinn Smith & Co.         62,500 Restricted             n/a        Consulting Services                 8/25/99

Coolmedia Networks         50,000 Restricted             n/a        Consulting Services                  9/8/99

Amreet Trading Corp.       18%  notes                    n/a        $900,000                            10/5/99

Mark B. Lavi               1,000,000 Restricted          n/a        Consulting Services                10/27/99

Ahmed Zohbi                100,000 Restricted            n/a        $37,000                            11/10/99

Ahmed Zohbi                100,000 Restricted           25,000      $37,000                            11/16/99

Saber Samadi               50,000 Restricted             n/a        Consulting Services                11/16/99

Jeffery Greason            50,000 Restricted             n/a        Consulting Services                12/20/99

Eli Lavi                   20,000 Restricted             n/a        $6,000                              1/21/00

Rinyomin Saperstein        24,000 Restricted             n/a        $7,200                              1/21/00

Daniel Figa                20,000 Restricted             n/a        $6,000                              1/21/00

Yossef Lavi                20,000 Restricted             n/a        $6,000                              1/21/00

Joseph Stanaky             30,000 Restricted             n/a        $9,000                              1/21/00

Mary Anne Fleazar          20,000 Restricted             n/a        $6,000                              1/21/00

David Motovich             20,000 Restricted             n/a        $6,000                              1/21/00

Marilyn Columb             20,000 Restricted             n/a        $6,000                              1/21/00

Harrison Kletzel           10,000 Restricted             n/a        $3,000                              1/21/00

Jennifer Chapler           10,000 Restricted             n/a        $3,000                              1/21/00

Tzur Netz                  10,000 Restricted             n/a        $3,000                              1/21/00

Linda Schreiber            10,000 Restricted             n/a        $3,000                              1/21/00

Gary Ratzker               30,000 Restricted             n/a        $9,000                              1/21/00

Dennis Ratzker             10,000 Restricted             n/a        $3,000                              1/21/00

Tori Ratzker               10,000 Restricted             n/a        $3,000                              1/21/00

Arlene Ratzker             10,000 Restricted             n/a        $3,000                              1/21/00

     In November 1999, the following persons or entities loaned or agreed to loan $274,000 to the Company and subsequently accepted 1,570,000 shares in repayment thereof.

Edward C. Kelly, Jr.       255,000 Restricted            n/a                                            1/27/00

Thomas Monaghan            75,000 Restricted             n/a                                            1/27/00

Frank Monaghan             90,000 Restricted             n/a                                            1/27/00

USIS International         1,000,000 Restricted          n/a                                            1/27/00
Capital Corp.

Christopher Plunkett       150,000 Restricted            n/a                                            1/27/00


     "In connection with the 1999 stock issuances, commissions in the amount of $82,500 were paid and 645,000 shares issued."

                              2000 STOCK ISSUANCES


                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----


Larry and Sally Martin       125,000 Restricted         50,000      50,000                              2/15/00

Steve and Judy Slaybaugh     125,000 Restricted        125,000      125,000                             4/27/00

Steve and Judy Slaybaugh     375,000 Restricted        125,000      150,000                             7/17/00

David Rights               1,000,000 Restricted                     250,000                            12/13/00





     In connection with the 2000 stock issuances, commissions in the amount of $56,250 were paid.


     Unless otherwise indicated, the sales set forth above are claimed to be exempt from registration with the Securities and Exchange Commission pursuant to
Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, because (a) said transactions involved the issuance and sale by the Company of securities to financially sophisticated individuals who at the time of purchase were fully aware of the Company's activities, as well as its business and financial condition, (b) there was no advertising for or general solicitation of investors, and (c) when said securities were acquired for investment purposes, investors understood the ramifications of same. All certificates representing the shares issued by the Company as set forth herein, which are currently outstanding, have been properly legended.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NO.    DESCRIPTION
-----------    -----------

    3.0        Articles of Incorporation, as amended*

    3.1        Articles of Amendment to Articles of Incorporation of Tasty Fries, Inc. dated December 16, 1996 changing the authorized common shares and the par value*

    3.2        By-Laws*

    4.0        Form of Warrant Agreement*

    5.0        Opinion of Beckman, Millman & Sanders, LLP as to the legality of the securities being registered for sale*

   10.0        Employment Agreement dated as of October 1, 1994 by and between Tasty Fries, Inc. and Edward C.
               Kelly*

   10.1        Amendment to Employment Agreement between Tasty Fries, Inc. and Edward C. Kelly, effective as of May
               1, 1995

   10.2        Forrest Financial Corporation Vendor Agreement, as amended, dated November 20, 1996 with Tasty
               Fries, Inc.*

   10.3        Manufacturing Agreement between Tasty Fries, Inc. and S&H Electronics, Inc. dated August 22, 1996*

   10.4        1995 Stock Option Plan*

   10.5        Stock Purchase Agreement between Whetstone Ventures Corporation, Inc. and Tasty Fries, Inc. dated
               April 30, 1996*

   10.6        Agreement between the Company and Whetstone Ventures Corporation, Inc. dated April 30, 1996*

   10.7        Distribution Agreements*

   10.8        Manufacturing agreement between Tasty Fries, Inc. and Premier Designs, Ltd. dated January 28, 1993 as amended.*

   10.9        Settlement Agreement dated July 12, 1999 between Tasty Fries, Inc. and California Food & Vending,
               Inc.*

   23.0        Consent of Larson Allen Weishair & Co., LLC

   23.1        Consent of Schiffman Hughes Brown PC

   24.1        Consent of Beckman, Millman & Sanders, LLP (included in Exhibit 5.0)*

   99.1        Distributorship Agreement between Adelaide Holdings, Inc. (Predecessor to Tasty Fries) and Paul
               Esposito dated March 3, 1993.*

   99.2        Distributorship Agreement between Tasty Fries, Inc. and Canadian Tasty Fries, Inc. dated April 4,
               1996.*



EXHIBIT NO.    DESCRIPTION
-----------    -----------
   99.3        Distributorship Agreement between Adelaide Robotic Technologies, Inc. (Predecessor to Tasty Fries)
               and American Fry Corporation dated January 9, 1993.*

   99.4        Distributorship Agreement between Adelaide Robotic Technologies, Inc. (Predecessor to Tasty Fries)
               and George Schmidt and/or nominees dated January 9, 1993.*

   99.5        Distributorship Agreement between Adelaide Robotic Technologies, Inc. (Predecessor to Tasty Fries)
               and Harry Schmidt, Victor Boddy and Robert Nicholas dated January 13, 1993.*

   99.6        Distributorship Agreement between Tasty Fries, Inc. and Moses Ferman Representacoes Internacionaid
               Ltds dated October 19, 1994.*

   99.7        Distributorship Agreement between Tasty Fries, Inc. and Charles Bitters dated October 15, 1992.*


----------

*    Previously filed


ITEM 28.  UNDERTAKINGS.

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (b) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Company pursuant to Rule 424(b)(i) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned in the City of Blue Bell, State of Pennsylvania, on January 18, 2001.



                                                TASTY FRIES, INC.

                                                By      /S/ EDWARD C. KELLY
                                                  -----------------------------
                                                    EDWARD C. KELLY,
                                                    CHIEF EXECUTIVE OFFICER AND
                                                    PRINCIPAL FINANCIAL OFFICER

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 5 to the registration statement was signed by the following persons in the capacities and on the dates stated.


                       SIGNATURE                                 TITLE                           DATE
                       ---------                                 -----                           ----

                /s/ EDWARD C. Kelly                     President, Chief Executive          January 18, 2001
------------------------------------------------          Officer, Treasurer, and
                  EDWARD C. KELLY                         Chairman of the Board


              /s/ LEONARD J. KLARICH                    Executive Vice President,           January 18, 2001
 ------------------------------------------------         Secretary and Director
               LEONARD J. KLARICH

                /s/ JURGEN A. WOLF                      Director                            January 18, 2001
------------------------------------------------
                  JURGEN A. WOLF

                  /s/ IAN LAMBERT                       Director                            January 18, 2001
------------------------------------------------
                    IAN LAMBERT

                /s/ KURT R. ZIEMER                      Director                            January 18, 2001
------------------------------------------------
                  KURT R. ZIEMER


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